EXHIBIT 15.1
Awareness Letter of Independent Registered Public Accounting Firm
The Board of Directors and Shareholders
TD Ameritrade Holding Corporation
We are aware of the incorporation by reference in the following Registration Statements of TD Ameritrade Holding Corporation:

(1)	Registration Statement (Form S-8 No. 333-132016),

(2)	Registration Statement (Form S-8 No. 333-105336),

(3)	Registration Statement (Form S-8 No. 333-86164),

(4)	Registration Statement (Form S-8 No. 333-160073),

(5)	Registration Statement (Form S-3 No. 333-163211),

(6)	Registration Statement (Form S-3 No. 333-185286),

(7)	Registration Statement (Form S-3 No. 333-217367),

(8)	Registration Statement (Form S-3 No. 333-220513), and

(9)	Registration Statement (Form S-8 No. 333-232921);
of our report dated January 31, 2020 relating to the unaudited condensed consolidated interim financial statements of TD Ameritrade Holding Corporation that are included in its Form 10-Q for the quarter ended December 31, 2019.
/s/ ERNST & YOUNG LLP
New York, New York
January 31, 2020